Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-204501 and 333-212308) and on Form S-3 (No. 333-210585) of Inotek Pharmaceuticals Corporation of our report dated March 16, 2017, relating to the consolidated financial statements of Inotek Pharmaceuticals Corporation, appearing in this Annual Report on Form 10-K of Inotek Pharmaceuticals Corporation for the year ended December 31, 2016.

/s/ RSM US LLP

Boston, Massachusetts
March 16, 2017